EXHIBIT 2



            IRREVOCABLE PROXY, POWER OF ATTORNEY AND GENERAL RELEASE
            --------------------------------------------------------

         In connection with the execution and delivery of that certain Exchange Agreement dated as of April __, 2002 (the "Exchange Agreement"), among: (i) Saratoga Holdings I, Inc., a Texas corporation (the "Company"); (ii) SH II, Inc., a Delaware corporation; (iii) Agence 21, Inc., a Delaware corporation ("A21"); (iv) A21 Acquisition, LLC, a Delaware limited liability company; (v) Thomas F. Cooke, (iv) holders of common stock, par value $.0001 per share ("A21 Common Stock"), of A21; (v) holders of preferred stock, par value $.0001 per share ("A21 Preferred Stock"), of A21; (vi) holders of options to purchase A21 Common Stock ("A21 Options"); and (vii) warrants to purchase A21 Common Stock ("A21 Warrants"); pursuant to which, among other things, the undersigned, on the terms and conditions set forth in the Exchange Agreement: (A) if an owner of A21 Common Stock and/or A21 Preferred Stock ("A21 Shares"), is exchanging A21 Shares owned by the undersigned for shares of post-reverse stock split common stock of the Company, par value $.001 per share ("Company Common Stock"); and (B) if an owner of A21 Options and/or A21 Warrants ("A21 Derivative Securities"), is exchanging A21 Derivative Securities owned by the undersigned for options and/or warrants of the Company, the undersigned hereby covenants and agrees as follows:

         Irrevocable Proxy. The undersigned hereby irrevocably appoints each of Albert H. Pleus, Vincent C. Butta and Luke A. Allen proxy for the undersigned (each a "Proxy Holder"), with full power of substitution, to appear and vote all of the A21 Shares and Company Common Stock now or hereafter owned by the undersigned, beneficially or of record, or over which the undersigned has or hereafter may have the power to vote, as trustee, fiduciary, by contract or otherwise, to the same extent which the undersigned would be entitled to vote if personally present, and otherwise act with the same force and effect as the undersigned, with respect to all matters on which A21 Shares or Company Common Stock can be voted at a meeting or by written consent. This instrument is executed and delivered in favor of each Proxy Holder and is and shall be deemed an irrevocable proxy and coupled with an interest, shall be effective until the 11:59 P.M, Eastern Time, on the ninetieth (90th) day after the Closing Date under the Exchange Agreement (the "Expiration Time").

         2. Power of Attorney. This instrument also constitutes and shall be deemed to constitute a power of attorney until the Expiration Time in favor of each Proxy Holder with respect to the execution of any documentation in connection with the Exchange Agreement or the transactions contemplated thereby.

         3. Further Assurance; Binding Effect. The undersigned covenants and agrees to execute all such further documents and instruments, including without limitation, specific written consents of stockholders and replacements renewing this instrument until the Expiration Time at the request of any Proxy Holder. This instrument shall expressly be binding upon the heirs, legal representatives, successors and/or assigns of the undersigned. The undersigned hereby revokes any prior proxy or power of attorney given by the undersigned with respect to the subject matter of this instrument.

         4.       General Release.

                  (a) The undersigned, his or its heirs, successors, and/or assigns and any party claiming through or under the

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                           undersigned (individually and collectively, the
                           "Releasors"), for good and valuable consideration, including the sum of Ten Dollars ($10.00), the receipt, sufficiency and adequacy of which are hereby acknowledged, does hereby forever release, discharge and acquit the current officers and directors of A21 (individually and collectively, the "Releasees") of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character and irrespective of how, why or by reason of what facts, whether heretofore or now existing or hereafter discovered, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth herein at length, which the Releasors, or any one or more of them, ever had, now have or which may result from the existing or past state of things, from the beginning of the world to the end of the day upon which the Releasors execute this instrument, against or related in any way to the Releasees actions (or omissions) and the undersigned's conduct as an employee, officer and/or director of A21, including, among other things, and without limitation, any claims which in any way arise out of, are connected with or related to the Exchange Agreement and/or Releasor's employment or termination of employment with A21. This release includes, but is not limited to, claims arising under federal, state and local statutory or common law, including, but not limited to, the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, claims for wrongful discharge under any public policy or any policy of A21, claims for breach of fiduciary duty, and the laws of contract and tort; and any claim for attorney's fees. Releasors promise never to file a lawsuit or assist in or commence any action asserting any claims, losses, liabilities, demands, or obligations released hereunder.

                  (b) The Releasors hereby agree, represent and warrant that the matters released herein are not limited to matters that are known or disclosed. In this regard, the Releasors hereby agree, represent and warrant that they realize and acknowledge that factual matters which have occurred through the date hereof, but which are now unknown to them, may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected and they further agree, represent and warrant that the release contained herein has been negotiated and agreed upon in light of that realization and that they nevertheless hereby intend to release, discharge and acquit the Releasees from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses of any kind or nature whatsoever.

                  (c) The undersigned hereby acknowledges that he or she is familiar with Section 1542 of the Civil Code of the

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                           State of California or any analogous state law or
                           federal law or regulations ("Section 1542"). Section 1542 of the California Civil Code reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The undersigned hereby waives and relinquishes any and all rights and benefits which he or she has or may have under Section 1542 to the full extent that he or she lawfully may waive and relinquish any and all such rights and benefits.

                  (d) It is hereby further understood and agree that the acceptance of delivery of this release by the Releasees shall not be deemed or construed as an admission of liability by the Releasees and the Releasees expressly deny liability of any kind or nature whatsoever arising from or related to the subject of this Release.

                  (e) This release may not be changed orally. This release, regardless of where executed or performed, shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be wholly performed therein (without reference to any conflicts of law principles thereunder).

         IN WITNESS HEREOF, the undersigned has executed this Irrevocable Proxy, Power of Attorney and General Release the ____ day of April, 2002.



                                       ---------------------------------
                                       Signature



                                       ---------------------------------
                                       Name (please print or type)

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STATE OF__________     )
                       )  SS.:
COUNTY OF ________     )


         On this __ day of April, 2002, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                       -----------------------------------
                                                  Notary Public

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